                                                                     EXHIBIT 5.1
                                  May 11, 1999


WellPoint Health Networks Inc.
One WellPoint Way
Thousand Oak, CA  91362

         Re: Registration Statement on Form S-4 (No. 333-64955) of WellPoint Health Networks Inc.

Ladies and Gentlemen:

         We refer to the registration statement on Form S-4 referenced above, including amendments and exhibits thereto (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), by WellPoint Health Networks Inc., a Delaware corporation (the "Company"), with respect to the issuance by the Company of up to a number of shares with a value equal to $500,000,000 (the "Shares") of its Common Stock, $.01 par value ("Common Stock"), upon consummation of the proposed merger of Water Polo Acquisition Corp., a wholly-owned subsidiary of the Company, with Cerulean Companies, Inc. (the "Merger").

         We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

         Based on our examination described above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that (i) the issuance by the Company of the Shares in connection with the Merger has

May 11, 1999
Page 2


been duly authorized, and (ii) when issued as described in the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable shares of Common Stock.

         This opinion is limited to the laws of the State of Delaware and United States federal law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the captions "Certain Federal Income Tax Consequences of the Merger" and "Legal Matters" in the Proxy Statement/Prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                    Very truly yours,


                                    /s/ Gibson, Dunn & Crutcher LLP

                                    GIBSON, DUNN & CRUTCHER LLP